UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒   Filed by a party other than the registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

YRC WORLDWIDE INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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10990 Roe Avenue

Overland Park, Kansas 66211

SPECIAL MEETING OF STOCKHOLDERS

January 19, 2010

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of YRC Worldwide Inc., to be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas 66211, on February 17, 2010 at 10:00 a.m., Central time.

At the special meeting, you will be asked to vote on amendments to our certificate of incorporation to reduce the par value of our common stock, to increase the amount of authorized shares of our common stock and to effect a reverse stock split and proportionately reduce the number of authorized shares of our common stock. These amendments to our certificate of incorporation are being proposed as a result of the completion of our recent debt-for-equity exchange and are described in the accompanying proxy statement materials. The successful debt-for-equity exchange was an important part of our comprehensive strategic plan to reduce our cost structure and improve our operating results, cash flows from operations, liquidity and financial condition.

We are required to seek stockholder approval of the amendments to our certificate of incorporation. Stockholder approval of the amendments to our certificate of incorporation will cause the Class A Convertible Preferred Stock issued in the debt-for-equity exchange to be automatically converted into common stock and will also permit our board of directors to effect a reverse stock split and a proportionate reduction in the number of authorized shares of our common stock within one year of the special meeting. If we do not receive stockholder approval of the amendments to our certificate of incorporation, absent a written request from the holders of fifty percent or more of the number of shares of our Class A Convertible Preferred Stock to have a second stockholders’ meeting to obtain such an approval, we will use reasonable best efforts to promptly obtain stockholder approval of, and will promptly consummate upon obtaining such stockholder approval, a merger of a wholly owned subsidiary with and into YRC Worldwide Inc. with YRC Worldwide Inc. as the surviving entity, or another similar corporate restructuring transaction, in any case the effect of which would be that we would have the same amounts of authorized and outstanding shares of capital stock as if we had received the stockholder approval of the amendments to our certificate of incorporation that we are seeking in this proxy statement.

We urge you to read the proxy statement materials in their entirety and to consider them carefully, including the effect that adopting or failing to adopt the proposals will have on stockholders.

After careful consideration, our Board of Directors has unanimously approved the amendments to our certificate of incorporation to effect the reduction in the par value of our common stock, the increase in the amount of authorized shares of our common stock and the reverse stock split and proportionate reduction of the number of authorized shares of our common stock. The approval and adoption of the amendments to our certificate of incorporation requires the affirmative vote of holders of at least a majority of the outstanding shares of our common stock as of the record date. Failure to vote will be the equivalent of a “No” vote.

It is important that your shares be represented at the special meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the special meeting, we urge you to vote promptly by returning the enclosed proxy card. You may revoke your proxy at any time before it has been voted.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Thank you for your cooperation and continued support.

Very truly yours,

William D. Zollars

Chairman of the Board and

Chief Executive Officer

THIS PROXY STATEMENT IS DATED JANUARY 19, 2010

AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT JANUARY 19, 2010.

10990 Roe Avenue

Overland Park, Kansas 66211

NOTICE OF SPECIAL MEETING OF THE STOCKHOLDERS

TO BE HELD FEBRUARY 17, 2010

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of YRC Worldwide Inc. (the “Company”) will be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas 66211, on February 17, 2010 at 10:00 a.m., Central time, to consider the following matters:

1.	To amend the Company’s Certificate of Incorporation to (i) reduce the par value of the Company’s common stock from $1.00 to $0.01 (the “Par Value Reduction”), and (ii) increase the number of authorized shares from 125,000,000 shares to 2,005,000,000 shares, of which 5,000,000 shares shall be preferred stock, par value $1.00 per share, and 2,000,000,000 shares shall be common stock, par value $0.01 per share (the “Authorized Share Increase”);

2.	To amend the Company’s Certificate of Incorporation to (i) effect a reverse stock split of the Company’s common stock following the effectiveness of the Par Value Reduction and the Authorized Share Increase, at a ratio that will be determined by the Company’s board of directors and that will be within a range of one-for-five (1:5) to one-for-25 (1:25) (the “Reverse Stock Split”), and (ii) reduce the number of authorized shares of the Company’s common stock by the reverse split ratio (the “Authorized Share Reduction”); and

3.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the Special Meeting to approve proposals No. 1 and/or No. 2.

The board of directors recommends a FOR vote for proposals No. 1, No. 2 and No. 3.

The Company has undertaken a restructuring as part of a comprehensive plan to reduce costs, to improve operating results and cash flow from operations, to improve liquidity and to reduce debt. On December 31, 2009, as part of this restructuring plan, the Company settled exchange offers in which the Company exchanged 36,504,043 shares of its common stock and 4,345,514 shares of the Company’s Class A Convertible Preferred Stock for (i) $214,417,000 in aggregate principal amount of its 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023, (ii) $2,350,000 in aggregate principal amount of its 5.0% Contingent Convertible Senior Notes due 2023, (iii) $143,015,000 in aggregate principal amount of its 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023, (iv) $5,384,000 in aggregate principal amount of its 3.375% Contingent Convertible Senior Notes due 2023 and (v) $105,043,000 in aggregate principal amount of 8 1/2% Guaranteed Notes due April 15, 2010 of YRC Regional Transportation, Inc., a wholly owned subsidiary of the Company (the “exchange offers”). The terms of the exchange offers are set forth in the prospectus that forms a part of the Company’s registration statement on Form S-4, initially filed with the Securities and Exchange Commission on November 9, 2009 (as amended, supplemented or otherwise modified, the “Registration Statement”). Approval of the Company’s stockholders was not needed to consummate the exchange offers; however, to automatically convert each share of Class A Convertible Preferred Stock issued in the exchange offers into 220.28 shares of common stock (the “Conversion”), the Company’s stockholders must approve an amendment to the Company’s Certificate of Incorporation to effect the Authorized Share Increase and the Par Value Reduction.

Following the exchange offers and the Conversion, the Company expects that the price per share of its common stock will fall as a result of the dilution resulting from the issuance of a large amount of new shares of common stock. The Company’s board of directors has authorized an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split with a view to increasing the per share trading price of the Company’s common stock after giving effect to these new issuances such that the Company may maintain a price per share for its common stock sufficient to increase the marketability and liquidity of its common stock and satisfy listing requirements for the NASDAQ stock exchange. However, even if the Reverse Stock Split is implemented, there can be no assurance that the Reverse Stock Split will result in an increase in the market price of the Company’s common stock or that the market price of the Company’s common stock will not decrease at any time. Other factors, including (but not limited to) the Company’s financial results, market conditions and the market perception of the Company’s business, may adversely affect the market price of the Company’s common stock.

The accompanying Proxy Statement contains information regarding the matters that you will be asked to consider and vote on at the Special Meeting.

The board of directors of the Company has fixed the close of business on January 4, 2010 as the record date for the determination of holders of record of its common stock and Class A Convertible Preferred Stock entitled to notice of, and to vote at, the Special Meeting or any reconvened meeting after any adjournments of the Special Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, THE COMPANY URGES YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

Overland Park, Kansas

January 19, 2010

By Order of the Board of Directors:

DANIEL J. CHURAY, Secretary

2

PROXY STATEMENT

February 17, 2010 Special Meeting of Stockholders

YRC WORLDWIDE INC.

10990 Roe Avenue

Overland Park, Kansas 66211

INTRODUCTION

We are furnishing this Proxy Statement to you in connection with the solicitation by the Board of Directors (the “Board”) of YRC Worldwide Inc., a Delaware corporation, of proxies for use at our Special Meeting of Stockholders (the “Special Meeting”), to be held at our General Office, 10990 Roe Avenue, Overland Park, Kansas, at 10:00 a.m., Central time, on February 17, 2010, and at any and all reconvened meetings after any adjournments of the Special Meeting. Our telephone number is (913) 696-6100, and our mailing address is 10990 Roe Avenue, Overland Park, Kansas 66211. Our website is located at www.yrcw.com. Information on the website does not constitute a part of this Proxy Statement. When used in this Proxy Statement, the terms the “Company”, “we” and “our” and similar terms refer to YRC Worldwide Inc.

The notice, this Proxy Statement and the form of proxy enclosed are being first sent to our stockholders on or about January 19, 2010.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

At the Special Meeting, you will consider and vote upon the following:

1.	To amend the Company’s Certificate of Incorporation to (i) reduce the par value of the Company’s common stock from $1.00 to $0.01 (the “Par Value Reduction”), and (ii) increase the number of authorized shares from 125,000,000 shares to 2,005,000,000 shares, of which 5,000,000 shares shall be preferred stock, par value $1.00 per share, and 2,000,000,000 shares shall be common stock, par value $0.01 per share (the “Authorized Share Increase”);

2.	To amend the Company’s Certificate of Incorporation to (i) effect a reverse stock split of the Company’s common stock following the effectiveness of the Par Value Reduction and the Authorized Share Increase (the “Split Effective Time”), at a ratio that will be determined by the Board and that will be within a range of one-for-five (1:5) to one-for-25 (1:25) (the “Reverse Stock Split”), and (ii) reduce the number of authorized shares of the Company’s common stock by the reverse split ratio (the “Authorized Share Reduction”); and

3.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the Special Meeting to approve proposals No. 1 and/or No. 2.

QUESTIONS AND ANSWERS

Q:	Why am I receiving this Proxy Statement?

A:	We sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting proxies for a Special Meeting of stockholders. You are receiving this Proxy Statement because you owned shares of the Company’s common stock or Class A Convertible Preferred Stock entitled to vote on January 4, 2010, the record date for the Special Meeting, and that entitles you to vote at the Special Meeting. By use of a proxy, you can vote whether or not you attend the Special Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

Q.	Who is entitled to vote at the Special Meeting?

A.	Stockholders of record as of the close of business on January 4, 2010 will be entitled to notice of, and to vote at, the Special Meeting or any reconvened meetings after any adjournments of the Special Meeting.

Q.	How many shares can vote?

A.	On the record date, January 4, 2010, the Company had 96,682,724 outstanding shares of common stock and 4,345,514 shares of Class A Convertible Preferred Stock (in each case, exclusive of treasury shares), which constitute its only outstanding voting securities. Each stockholder is entitled to one vote for each share of common stock held as of the record date and 220.28 votes for each share of Class A Convertible Preferred Stock held as of the record date.

Q.	What matters am I voting on?

A.	The following matters are scheduled for a vote:

•

Approval of an amendment to the Company’s Certificate of Incorporation to reduce the par value of the Company’s common stock from $1.00 to $0.01, and to increase the number of authorized shares from 125,000,000 shares to 2,005,000,000 shares, of which 5,000,000 shares shall be preferred stock, par value $1.00 per share, and 2,000,000,000 shares shall be common stock, par value $0.01 per share;

•

Approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, and to reduce the number of authorized shares of the Company’s common stock by the same ratio as the Reverse Stock Split; and

•

Approval to adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve proposals No. 1 and/or No. 2.

Q.	How does the Board recommend I vote on the proposals?

A.	The Board recommends that each stockholder vote “FOR” proposal No. 1 to amend the Company’s Certificate of Incorporation to effect the Par Value Reduction and the Authorized Share Increase, “FOR” proposal No. 2 to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split and Authorized Share Reduction and “FOR” proposal No. 3 to adjourn or postpone the Special Meeting to a later date.

Q.	Why is the Board recommending that I vote “FOR” proposal No. 1?

A.

In 2009, as we continued to develop and implement our comprehensive plan to improve operating results and cash flow from operations, to improve liquidity and to reduce debt, certain holders of our 5.0% Contingent Convertible Senior Notes due 2023 (the “Old 5% Notes”), 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 (the “5% Net Share Settled Notes”), 3.375% Contingent Convertible Senior Notes due 2023 (the “Old 3.375% Notes”), and 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023 (the “3.375% Net Share Settled Notes,” and together with the Old 5% Notes, the 5% Net Share Settled Notes, the Old 3.375% Notes and the 3.375% Net Share Settled Notes, collectively, the “contingent convertible notes”) formed a committee comprised of holders representing approximately 56% of the outstanding contingent convertible notes and retained financial and legal advisors. In addition, certain holders representing approximately 50% of the outstanding 8 1/2% Guaranteed Notes due April 15, 2010 of YRC Regional Transportation, Inc., the Company’s wholly owned subsidiary (the “8 1/2% Notes” and together with the Company’s contingent convertible notes, the “old notes”), formed a committee and retained financial and legal advisors. The terms of the exchange offers (defined below under the heading “Restructuring Background—Exchange Offers”) were based on the results of our discussions of the potential terms of exchange offers with the advisors to the committees.

We agreed to pursue exchange offers that would result in the noteholders holding up to 95% of the equity of the Company, before dilution by certain option plans. However, because we did not have sufficient authorized and unissued shares of common stock or treasury stock to issue to the noteholders, we agreed to issue shares of Class A Convertible Preferred Stock to the noteholders, which would convert to common stock at a rate that would, after conversion, and together with the common stock issued in the exchange offers, provide the noteholders with up to 95% of the equity of the Company. We agreed that we would pursue the proposed Authorized Share Increase to create sufficient authorized shares of our common stock that we could issue to automatically convert the shares of Class A Convertible Preferred Stock issued in the exchange offers into common stock.

Q.	Why is the Board recommending that I vote “FOR” proposal No. 2?

A.	The Board desires to effect the Reverse Stock Split and Authorized Share Reduction to attempt to increase the marketability and liquidity of our common stock and maintain a price per share for the Company’s common stock sufficient to satisfy listing requirements for the NASDAQ stock exchange. Delisting of the Company’s common stock would have an adverse effect on the market liquidity of the Company’s common stock and, as a result, the market price for its common stock could become more volatile. Further, delisting also could make it more difficult for us to raise additional capital.

Q.	How will the Board determine the specific reverse stock split ratio?

A.

The Board’s selection of the specific reverse split ratio will be based primarily on the price level of our common stock at that time and the expected stability of that price level. We expect that the primary focus of the Board in determining the reverse split ratio will be to select a ratio that they believe is likely to result in increased marketability and liquidity of our common stock and may encourage interest and trading in our common stock. Many institutional investors and mutual funds, for example, have rules that prohibit them from buying into companies whose stock is less than $5 per share, and in some cases, $10 per share and many brokers tend to be discouraged from recommending low-priced stocks to their customers. We also believe that certain other investors are likely dissuaded from purchasing low-priced stocks. The listing requirements of the NASDAQ Global Select Market also require that our stock trade above $1 per share. The Board will also consider whether investors and certain other parties, such as our customers, would expect our stock price to be in line with other major widely held companies, including our competitors. We expect that the Board will consider the recent volatility of our common stock and will take this into account in determining a reverse split ratio, so that even if our stock price remains volatile, it would have a chance at remaining above a price at which the Board feels our stock is attractive to investors, and therefore the Board will, in consultation with its advisors, consider: the recent market prices and trading history of our common stock; the outlook for the market price of our common stock, after giving effect to the automatic conversion of the Class A Convertible Preferred Stock into common stock; and the marketability of our common stock, or common stock linked instruments, in any potential equity financing, including any that may be related to our obligation to retire approximately $45 million in principal amount of outstanding 8 1 /2% Notes, and the price of our common stock following any such financing. The Board will also consider selecting a reverse split ratio that would result in a number of shares that would allow us to show meaningful changes in earnings per share on a periodic basis since, for example, if we had two billion shares outstanding, changes in earnings of less than $20 million would not visible to investors in our earnings per share calculations (since such a change would be less than $0.01 of earnings per share).

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split.

Q.	Why did the Company make the exchange offers?

A.	We made the exchange offers in connection with our comprehensive plan to reduce costs, to improve operating results and cash flow from operations, to improve liquidity and to reduce debt. Moreover, certain agreements we have with our lenders, the International Brotherhood of Teamsters (the “Teamsters”) and multi-employer pension funds required that we complete the exchange offers. For a more complete description of the actions we are taking and have taken to reduce costs, to improve operating results and cash flow from operations, to improve liquidity and to reduce debt, see the heading “Restructuring Background” below.

Q.	What happens if the stockholders do not approve proposal No. 1?

A.	If proposal No. 1 is not approved by the stockholders, any outstanding shares of Class A Convertible Preferred Stock will begin to accrue cumulative dividends on the date of the Special Meeting at a rate of 20.00% per year, which will be added to the liquidation preference of the Class A Convertible Preferred Stock on the last day of each calendar quarter, until the earlier of:

•

such date on which the stockholders vote to approve an increase in authorized shares of common stock to a number sufficient for effecting the conversion of the Class A Convertible Preferred Stock into common stock;

•

the date upon which a merger of the Company with a wholly owned subsidiary, the result of which would have the same effect of increasing the authorized shares of common stock to a number sufficient for effecting the conversion of the Class A Convertible Preferred Stock into common stock; and

•

the date upon which the aggregate liquidation preference for the Class A Convertible Preferred Stock has increased such that the amount of common stock into which such Class A Convertible Preferred Stock is convertible, plus the common stock issued to the holders of old notes in the exchange offers, would have equaled 97% of the Company’s outstanding common stock on an as-if converted basis.

Furthermore, if the proposal is not approved by the stockholders, absent a request in writing from the holders of not less than 50% of the aggregate number of shares of Class A Convertible Preferred Stock then outstanding to have a second stockholders’ meeting to obtain the stockholders’ approval of the proposal, we will use our reasonable best efforts to promptly obtain stockholder approval of, and will promptly consummate upon obtaining such stockholder approval, a merger of a wholly owned subsidiary with and into the Company with the Company being the surviving entity, or another similar corporate restructuring transaction, in any case following which the Company would have the same amounts of authorized and outstanding capital stock as if we had received the stockholders’ approval of the proposal.

Q.	What happens if the stockholders do not approve proposal No. 2?

A.

The large number of shares of common stock issued in connection with the exchange offers and the conversion of Class A Convertible Preferred Stock into common stock will likely cause the price per share of the Company’s common stock to decline further below the thresholds established as listing requirements by NASDAQ and other stock exchanges. This could cause the Company’s common stock to be delisted from NASDAQ, and may prevent us from listing our common stock on other stock exchanges. Delisting of the Company’s common stock would have an adverse effect on the market liquidity of the Company’s common stock and, as a result, the market price for the common stock could become more volatile. Further, delisting also could make it more difficult for us to raise additional capital. Proposal No. 2 would allow the Board to reduce the number of authorized and outstanding shares of the Company’s common stock which could help to raise the price per share of the common stock, and we may be able to regain compliance with the NASDAQ’s continued listing requirements. If proposal No. 2 is not approved by the stockholders, we will not be able to reduce the number of authorized and outstanding shares of its common stock in this way to help raise the price per share of our common stock. Other factors, including (but not limited to) our financial results, market conditions and the market perception of its business, may adversely affect the market price of the Company’s common stock. Even if the Reverse Stock Split is implemented, there can be no assurance that the Reverse Stock Split will result in an increase in the market price of the Company’s common stock or that the market price of the Company’s common stock will not decrease at any time.

Q.	Do I have Dissenters’ Rights of Appraisal?

A.	The Delaware General Corporate Law (the “DGCL”) does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with proposals No. 1 or No. 2.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

A.	Stockholder of Record. If the shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Proxy Statement was sent directly to you by us.

Beneficial owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and that organization forwarded the Proxy Statement to you. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

Q.	If I am a stockholder of record of the Company’s shares, how do I vote?

A.	If you are a stockholder of record, you may vote in person at the Special Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or if you will not be attending the Special Meeting, you may vote by proxy. You can vote by proxy over the Internet at www.proxyvote.com or by calling 1-800-690-6903 and following the instructions provided. If you are voting over the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern time (or 10:59 p.m. Central time) on February 16, 2010 to be counted. You can also vote by mail by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope. The enclosed proxy card will be used for voting both the Company’s common stock and Class A Convertible Preferred Stock.

Q.	If I am a beneficial owner of shares held in street name, how do I vote?

A.	If you are a beneficial owner of shares held in street name and you wish to vote in person at the Special Meeting, you must obtain a valid legal proxy from the organization that holds your shares.

If you do not wish to vote in person or if you will not be attending the Special Meeting, you may vote by proxy. You can vote by proxy over the Internet at www.proxyvote.com or by calling the number set forth on the voting instruction form and following the instructions provided. If you are voting over the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern time (or 10:59 p.m. Central time) on February 16, 2010 to be counted. You can also vote by mail by marking, signing and dating the enclosed voting instruction form and returning it as soon as possible using the enclosed envelope. The enclosed proxy card will be used for voting both the Company’s common stock and Class A Convertible Preferred Stock.

Q.	If I own shares through a Company sponsored 401(k) plan, how do I vote?

A.

If you have invested in the Company’s common stock through a Company sponsored 401(k) plan, you do not actually own shares of the Company’s common stock. The 401(k) plan trustee owns the shares on behalf of the plan’s participants. Under the 401(k) plan, however, you have pass-through voting rights based on the amount of money you have invested in the Company’s common stock. You may exercise your pass-through voting rights voting over the Internet at www.proxyvote.com or by calling 1-800-690-6903 and following the instructions provided. Your vote must be received by 11:59 p.m. Eastern time (or 10:59 p.m. Central time) on February 14, 2010. You can also vote by mail by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope. The enclosed proxy card will be used for voting both the Company’s common stock and Class A Convertible Preferred Stock. If you fail to timely give voting instructions to the 401(k) plan trustee, your shares will be voted by the trustee in the same proportion as shares held by the trustee for which voting instructions have been received.

Q.	What happens if I do not give specific voting instructions?

A.	Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•

if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization does not have the authority to vote your shares with respect to the non-routine matter. This is generally referred to as a “broker non-vote.” When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be treated as votes cast for or against the matter. For the purpose of determining whether the stockholders have approved proposal No. 1, broker non-votes will have the same effect as a vote against the proposal. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in this Proxy Statement.

Q.	Is the proposal considered “routine” or “non-routine”?

A.	Proposals No. 1 and No. 3 involve matters that we believe will be considered non-routine. Proposal No. 2 involves matters that we believe will be considered routine.

Q.	What is the quorum requirement for the Special Meeting?

A.	A majority of the Company’s outstanding common shares and a majority of the Company’s outstanding Class A Convertible Preferred Shares (in each case, exclusive of treasury shares) on the record date must be present at the Special Meeting to hold the Special Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, or broker non-votes, if you:

•	are present and vote in person at the Special Meeting; or

•	have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail prior to the Special Meeting.

Q.	How are abstentions treated?

A.

Abstentions are counted as being present for purposes of determining whether a quorum is present. For the purpose of determining whether the stockholders have approved proposals No. 1 or No. 2, abstentions will have the same effect as a vote against the proposals, but for the purpose of determining whether the stockholders have approved proposal No. 3, abstentions will not be treated as votes cast for or against the proposal.

Q.	What are the voting requirements to approve each proposal?

A.	To be approved, the proposals must receive the following votes:

•

Proposal No. 1, approval of the amendment to the Company’s Certificate of Incorporation to effect the Par Value Reduction and the Authorized Share Increase, must receive a “For” vote, either in person or by proxy, from (1) a majority of the votes entitled to be cast by the holders of the Company’s outstanding common stock and Class A Convertible Preferred Stock voting together as a single class (with the holders of common stock entitled to one vote per share and the holders of Class A Convertible Preferred Stock entitled to 220.28 votes per share), and (2) the holders of a majority of the Company’s common stock outstanding and entitled to vote on the matter, voting as a separate class.

•

Proposal No. 2, approval of the amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction, must receive a “For” vote, either in person or by proxy, from (1) the a majority of the votes entitled to be cast by the holders of the Company’s outstanding common stock and Class A Convertible Preferred Stock voting together as a single class (with the holders of common stock entitled to one vote per share and the holders of Class A Convertible Preferred Stock entitled to 220.28 votes per share), and (2) the holders of a majority of the Company’s common stock outstanding and entitled to vote on the matter, voting as a separate class.

•

Proposal No. 3, adjournment of the Special Meeting if there are not enough votes to approve proposals No. 1 and/or No. 2, requires that more votes of the Company’s shares, voting as a single class, are cast in favor of the proposal than votes of the Company’s shares that are cast against the proposal.

Q.	Can I change my vote after I have voted?

A.	You may revoke your proxy and change your vote at any time before the polls are closed at the Special Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted), or by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Special Meeting and voting in person. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting or specifically request in writing that your prior proxy be revoked.

Q.	Is my vote confidential?

A.	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and the Board.

Q.	Where can I find the voting results of the Special Meeting?

A.	The preliminary voting results will be announced at the Special Meeting. The final voting results will be tallied by the Inspector of Election and published in a Current Report on Form 8-K filed as soon as practicable after the Inspector of Election tallies the final voting results.

Q.	Who is paying for the cost of this proxy solicitation?

A.	We are paying the costs of the solicitation of proxies. We have retained Morrow & Co., LLC (the “Soliciting Agent”) to assist with the solicitation of proxies for an estimated fee of $10,000 plus reasonable out-of-pocket expenses. We must pay brokerage firms and other persons representing beneficial owners of shares held in street name their reasonable out-of-pocket expenses incurred in connection with sending the proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, the Board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

RESTRUCTURING BACKGROUND

The Restructuring Generally. The current economic environment continues to have a dramatic effect on the Company’s industry. This economic environment continues to negatively impact the Company’s customers’ needs to ship and, therefore, negatively impacts the volume of freight the Company services and the price it receives for its services. As a result, the Company continues to experience lower year-over-year revenue (primarily a function of declining volume), operating losses and negative cash flow. In addition, the Company believes that many of its existing customers have reduced their business with the Company due to their concerns regarding the Company’s financial condition. As a result, these concerns have had an adverse effect on the Company’s revenue, results of operations and liquidity.

Comprehensive Plan. In light of the current economic environment, and the resulting business conditions, the Company has implemented or is in the process of implementing the following actions (among others) as part of its comprehensive plan to reduce its cost structure and improve its operating results, cash flow from operations, liquidity and financial condition:

•	the integration in March 2009 of the Company’s Yellow Transportation and Roadway networks into a single service network, now branded “YRC”;

•	the discontinuation in March 2009 of the geographic service overlap between the Company’s Holland and New Penn networks;

•	the first quarter implementation of a 10% wage reduction for substantially all of the Company’s employees (both union and non-union);

•	the deferral of payment of certain contributions to the Company’s Teamster multi-employer pension funds, mostly in the first half of 2009, pursuant to a contribution deferral agreement;

•	further reductions in the number of terminals to right-size the Company’s transportation networks to current shipment volumes;

•	the August 2009 implementation of an additional 5% wage reduction for substantially all of the Company’s union employees;

•

the temporary cessation of pension contributions to the Company’s multi-employer pension funds starting in July 2009 through December 31, 2010, which cessation eliminates the need to recognize expense for these contributions during this period;

•	the continued suspension of company matching 401(k) contributions for non-union employees;

•	the sale of excess property and equipment, primarily resulting from the integration of the Yellow Transportation and Roadway networks;

•	the sale and leaseback of core operating facilities;

•	reductions in force to scale the Company’s business to current shipping volumes;

•	other cost reduction measures in general, administrative and other areas;

•	changes to the Company’s overall risk management structure to reduce the Company’s letter of credit requirements;

•

a longer-term amendment to the Company’s existing credit agreement to provide it with greater access to the liquidity that its revolving credit facility provides and the deferral of interest and fees that the Company pays to its lenders;

•	a renewal and amendment of the Company’s asset-backed securitization facility to defer most of the fees in connection with the asset-backed securitization facility;

•

an agreement with the Company’s Teamster multi-employer pension funds to defer the payment of interest on the Company’s deferred obligations, and to defer the beginning of installment payments of previously deferred contributions;

•	the exchange offers;

•

obtaining stockholder approval to the amendments of the Company’s Certificate of Incorporation to effect the Authorized Share Increase, Par Value Reduction, Reverse Stock Split and Authorized Share Reduction;

•	the adoption of the Second Union Option Plan (defined below); and

•	obtaining third-party financing to retire the Company’s outstanding 8 1/2% Notes.

The exchange offers were a part of a series of related actions under the Company’s comprehensive plan, which is discussed further below, including amendments to the Company’s credit agreement and the compliance with the terms of those amendments, the ratification of the Amended and Restated Job Security Plan (as defined below) with the Company’s union employees and the agreement to grant the Union Options (as defined below) to those employees, the deferral of certain obligations under the Company’s multi-employer pension funds, the restructuring of the Board, and the amendments to the Company’s Certificate of Incorporation described herein.

Exchange Offers. As a means to achieve the Company’s restructuring objectives, on December 31, 2009, the Company settled its previously announced exchange offers in which it exchanged 36,504,043 shares of the Company’s common stock and 4,345,514 shares of Class A Convertible Preferred Stock (which together represents approximately 94% of the Company’s outstanding common stock on an as-if converted basis) for $470,209,000 in aggregate principal amount of the old notes (approximately 88% of the aggregate principal mounts outstanding of the old notes), consisting of (i) $214,417,000 in aggregate principal amount of the Company’s 5.0% Net Share Settled Notes, (ii) $2,350,000 in aggregate principal amount of the Company’s Old 5.0% Notes, (iii) $143,015,000 in aggregate principal amount of the Company’s 3.375% Net Share Settled Notes, (iv) $5,384,000 in aggregate principal amount of the Company’s Old 3.375% Notes and (v) $105,043,000 in aggregate principal amount of 8 1/2% Notes (the “exchange offers”). Concurrently with the exchange offers, the Company solicited holders of its old notes to become party to a mutual release and a consent to effect amendments to the debt instruments governing the old notes. Approval of the Company’s stockholders was not needed to consummate the exchange offers due to the Company’s receipt from NASDAQ of an exemption to the NASDAQ rule requiring stockholder approval prior to issuance of the Company’s common stock and Class A Convertible Preferred Stock; however, to automatically convert each share of Class A Convertible Preferred Stock issued in the exchange offers into 220.28 shares of the Company’s common stock (the “Conversion”), the stockholders must vote to approve proposal No. 1.

The Class A Convertible Preferred Stock. In connection with the exchange offers, the Company issued 4,345,514 shares of Class A Convertible Preferred Stock with an initial liquidation preference of $50 per share, which ranks senior to the Company’s common stock with respect to distributions of assets upon liquidation, dissolution or winding up of the Company. The Class A Convertible Preferred Stock will not be convertible into common stock until stockholder approval of proposal No. 1 is received, at which point the Class A Convertible Preferred Stock will automatically convert into shares of common stock, at a rate equal to 220.28 shares of common stock per $50 of liquidation preference, subject to customary anti-dilution adjustments. Notwithstanding the foregoing, to the extent such conversion would result in a holder (or any other person who beneficially owns the shares of Class A Convertible Preferred Stock held by the holder) beneficially owning more than 9.9% of the then issued and outstanding shares of the Company’s common stock, such holder’s shares of Class A Convertible Preferred Stock will only convert on such date (and automatically from time to time after such date) in such a manner as would result in such holder (or any other person who beneficially owns the shares of Class A Convertible Preferred Stock held by the holder) beneficially owning not more than 9.9% of the then issued and outstanding shares of the Company’s common stock. All shares of Class A Convertible Preferred Stock outstanding on the date that is 18 months following the date on which stockholder approval of proposal No. 1 is received shall automatically convert into common stock at the applicable rate, regardless of the 9.9% limit.

The Class A Convertible Preferred Stock will not accrue dividends until and unless the date on which the holders of common stock vote to reject proposal No. 1 at the Special Meeting or otherwise on the 60th day following the closing of the exchange offers if stockholder approval of proposal No. 1 has not been obtained by such date (the “Dividend Accrual Date”). Beginning on and following such Dividend Accrual Date and ending on the earlier of:

•

such date on which the holders of common stock vote to approve an increase in authorized shares of common stock to a number sufficient for effecting the conversion of the Class A Convertible Preferred Stock to common stock;

•

the date upon which a merger of the Company with a wholly owned subsidiary, the result of which would have the same effect of increasing the authorized shares of common stock to a number sufficient for effecting the conversion of the Class A Convertible Preferred Stock to common stock; and

•

the date upon which the aggregate liquidation preference for the Class A Convertible Preferred Stock has increased such that the amount of common stock into which such Class A Convertible Preferred Stock is convertible, plus the common stock issued to the holders of old notes in the exchange offers, would have equaled 97% of the Company’s outstanding common stock on an as-if converted basis, the Class A Convertible Preferred Stock shall accrue cumulative dividends on its liquidation preference at an annual rate of 20.00%, which shall be added to the liquidation preference of such Class A Convertible Preferred Stock on a quarterly basis.

The holders of Class A Convertible Preferred Stock are entitled to vote upon all matters upon which holders of common stock have the right to vote, and, in connection with these matters, are entitled to such amount of votes equal to the number of shares of common stock into which such shares would then convert, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. Notwithstanding the foregoing, pursuant to Section 242(b)(2) of the DGCL, the holders of common stock are entitled to vote as a separate class on the Par Value Reduction, the Authorized Share Increase, the Reverse Stock Split and the Authorized Share Reduction.

Amendment to the Company’s Credit Agreement. On October 27, 2009 the Company entered into amendment No. 12 to its credit agreement, which extended the date from October 29, 2009 to January 1, 2012 (or such later date as may be agreed to by 66 2/3% of the lenders) on which the revolving commitments will be permanently reduced by the revolver reserve amount, subject to early termination upon certain termination events. Amendment No. 12 to the Credit Agreement provided for numerous other amendments to the Company’s credit facility designed to improve the Company’s liquidity position, including that the lenders will defer revolver and term loan interest, letter of credit fees and commitment fees until December 31, 2010 and eliminated certain financial covenants. On December 21, 2009 the Company entered into amendment No. 14 to its credit agreement, which provides for the following amendments:

•

the existing revolver reserve, which is equal to $106 million, was divided into two separate reserves consisting of a $50 million revolver reserve, which is available for permitted interim loans through December 31, 2011 for specified operating needs so long as the Company provides certain requested information to the lenders on or before January 11, 2010, and a $56 million revolver reserve, which is available to the Company upon satisfaction of the conditions set forth in the credit agreement;

•

the conditions to access the additional revolver reserve in excess of the existing reserve of $106 million require that the Company (i) retire all of the 8 1/2% Notes that remain outstanding, (ii) pay all amounts outstanding under the Old 5% Notes and 5% Net Share Settled Notes (collectively, the “5% Notes”) that retain a put right to require the Company to repurchase such notes prior to February 2013 and (iii) obtain the consent of 66 2/3% of the lenders;

•	the Company is required to use unsecured debt or equity financing to retire any remaining 8 1/2% Notes or 5% Notes;

•

the Company’s minimum liquidity covenant was reset to require that, (i) commencing on April 1, 2010, the Company has at least $25 million of available cash (as defined in the Company’s credit agreement) at all times, and (ii) commencing October 1, 2010, the Company has at least $50 million of available cash at all times thereafter; and

•	the Company’s minimum consolidated EBITDA requirements for the fiscal quarter ending June 30, 2010 through the fiscal quarter ending June 30, 2012 were amended.

Amended and Restated Job Security Plan with Teamsters. Virtually all of the Company’s operating subsidiaries have employees who are represented by the Teamsters. These employees represent approximately 69% of the Company’s workforce. A majority of the employees who are represented by the Teamsters have ratified an Amended and Restated Memorandum of Understanding on the Job Security Plan dated July 9, 2009 (the “Amended and Restated Job Security Plan”), between the Teamsters and certain subsidiaries of the Company which, among other things, implemented a wage reduction and allowed the Company to cease making contributions to multi-employer pension funds from July 2009 through December 31, 2010. As part of this plan, the Company is required to establish a stock option plan (the “Second Union Option Plan”) for participating union employees, providing for options to purchase an additional 20% of the Company’s outstanding common stock on a fully diluted basis (the “Union Options”). Following receipt of the stockholder approval of proposal No. 1 and following approval by our stockholders of this Second Union Option Plan at a subsequent stockholders meeting, the Company will issue the Union Options, which will represent 20% of its fully diluted Common Stock (before giving effect to the Equity Plan (as defined below) and without giving effect to options and restricted share units outstanding prior to the completion of the exchange offers) and will have an exercise price per share of not less than (i) the principal amount of old notes accepted in the exchange offers plus accrued and unpaid interest from the most recent interest payment date, through December 10, 2009, divided by (ii) the number of shares of common stock issued to the noteholders who tendered notes in the exchange offers plus the number of shares of common stock that would result from the conversion of Class A Convertible Preferred Stock issued to the noteholders who tendered notes in the exchange offers.

Changes to the Board. Following the consummation of the exchange offers, up to eight current directors will resign, and the Company currently anticipates that the current directors will appoint the new directors to fill the vacant positions, who will serve until the next annual meeting of the Company’s stockholders. Four of the new directors will be chosen by the Board from a group of six potential nominees put forth by a subcommittee comprised of some of the largest noteholders (the “noteholder subcommittee”). Three of the new directors will be chosen by the Board in consultation with the noteholder subcommittee and subject to approval by the noteholder subcommittee. However, if the Board and the noteholder subcommittee do not approve the three directors to be so nominated, two of the directors that would have been so nominated will be chosen from a group of five potential nominees put forth by the noteholder subcommittee, and the Board shall be entitled to appoint one of the directors that would have been so nominated. The Teamsters, pursuant to the Amended and Restated Job Security Plan, have the right to nominate one of the Company’s nine directors. The directors are being appointed as soon as practicable following the consummation of the exchange offers.

Substantial Dilution to Existing Stockholders. There has been as a result of the exchange offers substantial dilution to existing holders of the Company’s common stock as a result of the issuance of 36,504,043 shares of the Company’s common stock and 4,345,514 shares of Class A Convertible Preferred Stock (which together represents approximately 94% of the Company’s outstanding common stock on an as-if converted basis) to the holders of the old notes in connection with the exchange offers. As discussed above, following receipt of the stockholder approval of proposal No. 1 and subsequent approval of the Second Union Option Plan by the Company’s stockholders, the Company plans to issue the Union Options, which will represent 20% of the Company’s fully diluted common stock (before giving effect to the Equity Plan (as defined below) and without giving effect to options or restricted share units outstanding prior to the completion of the exchange offers). Furthermore, if the stockholders approve the proposed amendment to the Company’s Certificate of Incorporation, the Company will reserve shares of common stock for equity awards for management, directors and other employees to be granted over the next three to four years (the “Equity Plan”), which will represent 5% of the Company’s fully diluted common stock (giving effect to the issuance of the Union Options and without giving effect to options and restricted share units outstanding prior to the completion of the exchange offers). Shares issued pursuant to the Union Options and the Equity Plan would dilute all stockholders. The number of shares of the Company’s common stock which would be authorized by an amendment to the Company’s Certificate of Incorporation contemplated by proposal No. 1 includes an additional 43% of the Company’s authorized common stock which would be available for issuance by the Company, and the issuance of some or all of these shares in the future would result in further dilution to the existing holders of the Company’s common stock.

Payment of Remaining 8 1/2% Notes. Following consummation of the exchange offers on December 31, 2009, the Company has approximately $45.0 million of its 8 1/2% Notes left outstanding, and these outstanding notes will mature on April 15, 2010. However, the Company’s credit agreement as amended requires that all but $15 million of the 8 1/ 2% Notes must be retired as of March 1, 2010 or the required lenders may accelerate the obligations under the credit agreement. The credit agreement restricts the Company from using any of its operating cash to retire these notes, and thus the Company will be required to obtain third party unsecured debt or equity financing. There can be no assurance that the Company will be able to obtain this financing prior to March 1, 2010, or that the terms of any such financing will be favorable to the Company or its stakeholders.

Additional Information. This summary of the terms of the Class A Convertible Preferred Stock, exchange offers and related transactions is intended to provide you with basic information concerning those items. However, it is not a substitute for reviewing the Registration Statement on Form S-4, Certificate of Designations (filed as Exhibit 4.6 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed a November 24, 2009) and tender offer statement on Schedule TO, each as amended, which were originally filed with the SEC on November 9, 2009, and the Company’s Current Reports on Form 8-K filed periodically with the SEC. For more information on the exchange offers and other aspects of the Company’s proposed restructuring, see “Where You Can Find More Information” and “Incorporation By Reference” later in this Proxy Statement. Aspects of the Company’s restructuring involve risks and uncertainties, including those described or otherwise referred to in the section of this Proxy Statement entitled “Cautionary Note Regarding Forward-Looking Statements.”

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

TO EFFECT THE PAR VALUE REDUCTION AND AUTHORIZED SHARE INCREASE

General. A copy of the form of the Certificate of Amendment to the Company’s Certificate of Incorporation setting forth the amendments contemplated by proposal No. 1 is attached as Appendix A hereto. The Company’s current Certificate of Incorporation, as amended, is incorporated herein by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 2002, File No. 000-12255, Exhibit 4.2 to the Registration Statement on Form S-8, filed on December 23, 2003, File No. 333-111499, and Exhibit 3.1 to the Current Report on Form 8-K, filed on January 3, 2006, File No. 000-12255. Upon the effectiveness of the filing of this Certificate of Amendment to the Company’s Certificate of Incorporation the following changes would take place:

•	the par value of the Company’s common stock would be reduced from $1.00 to $0.01; and

•

the number of authorized shares would be increased from 125,000,000 shares to 2,005,000,000 shares of which 5,000,000 shares shall be preferred stock, par value $1.00 per share, and 2,000,000,000 shares shall be common stock, par value $0.01 per share.

Reasons for the Par Value Reduction and Authorized Share Increase. The Board authorized the Par Value Reduction and the Authorized Stock Increase as one of the terms of the exchange offers. The terms of the exchange offers were based on the results of the Company’s discussions of the potential terms of an exchange offer with the advisors to the committees. The Company discussed with the advisors a term sheet that summarized the principal terms of a potential exchange offer, which they shared with the holders of old notes that were on the committees of noteholders. The term sheet was non-binding and represented a summary of the basis on which the financial and legal advisors to the committees and the Company thought that holders of old notes may be willing to support an exchange offer. The term sheet provided that the Company would pursue exchange offers that would result in the noteholders holding up to 95% of the equity of the Company. However, because there were not enough authorized and unissued shares of common stock or treasury stock to issue to the noteholders, the Company agreed to issue to the noteholders shares of Class A Convertible Preferred Stock which would convert to common stock at a rate that would, after conversion, and together with the common stock issued in the exchange offers, provide the noteholders with up to 95% of the equity of the Company. The Company also agreed that it would pursue proposal No. 1 to create enough authorized shares of common stock that could be issued by the Company to automatically convert the noteholders’ shares of Class A Convertible Preferred Stock into common stock. The Board also authorized the Par Value Reduction to permit the Company to issue common stock for less than $1.00 per share.

If the stockholders do not approve proposal No. 1, the Class A Convertible Preferred Stock issued pursuant to the exchange offers will begin to accrue cumulative dividends on its liquidation preference at an annual rate of 20.00%, which will be added to the liquidation preference of the Class A Convertible Preferred Stock on the last day of each calendar quarter as described above under the heading “Restructuring Background—The Class A Convertible Preferred Stock.”

Furthermore, if the proposal is not approved by the stockholders, absent a request in writing from the holders of not less than 50% of the aggregate number of shares of Class A Convertible Preferred Stock then outstanding to have a second stockholders’ meeting to obtain the stockholders’ approval of the proposal, the Company will use its reasonable best efforts to promptly obtain stockholder approval of, and will promptly consummate upon obtaining such stockholder approval, a merger of a wholly owned subsidiary with and into the Company with the Company being the surviving entity, or another similar corporate restructuring transaction, in any case following which the Company would have the same amounts of authorized and outstanding capital stock as if it had received the stockholders’ approval of the proposal. Such a merger would require the vote of a majority of the Company’s shares of capital stock outstanding entitled to vote thereon, without a separate class vote of the holders of the common stock.

Required Vote. Approval of proposal No. 1 requires the affirmative vote, either in person or by proxy, of (1) a majority of the votes entitled to be cast by the holders the Company’s outstanding common stock and Class A Convertible Preferred Stock voting together as a single class (with the holders of common stock entitled to one vote per share and the holders of Class A Convertible Preferred Stock entitled to 220.28 votes per share), and (2) the holders of a majority of the Company’s common stock outstanding and entitled to vote on the matter, voting as a separate class.

Abstentions and broker “non-votes” will have the same effect as voting “AGAINST” the adoption of the proposal No. 1 because the required vote is based on the number of shares outstanding rather than the number of votes cast.

Amendment Effective Time. The effective date of the Par Value Reduction and the Authorized Share Increase will be the date on which the certificate of amendment is accepted and recorded by the Delaware Secretary of State (subject to any specific future time of effectiveness stated therein) in accordance with Section 103 of the DGCL. It is expected that the Certificate of Amendment to the Company’s Certificate of Incorporation setting forth the amendments contemplated by proposal No. 1 will be submitted for filing on the next business day after the Special Meeting. The Class A Convertible Preferred Stock will automatically convert into shares of common stock immediately following the filing of the amendment to the Company’s Certificate of Incorporation.

Rights for the Holders of The Company’s Common Stock. The rights of holders of the Company’s common stock with respect to each individual share of common stock will not change after the amendment to the Company’s Certificate of Incorporation effecting the Par Value Reduction and Authorized Share Increase.

Exchange Act Registration. The Company’s common stock is currently registered under Section 12 of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The amendment to the Company’s Certificate of Incorporation effecting the Par Value Reduction and Authorized Share Increase will not affect the registration of the common stock under the Exchange Act.

Stockholders’ Equity. Following the effectiveness of the amendment to the Company’s Certificate of Incorporation, the stated capital on its balance sheet and the additional paid-in capital account, in each case, attributable to the Company’s common stock, will be adjusted to reflect the Par Value Reduction.

Interests of Certain Persons in the Proposal. Certain of the Company’s officers and directors have an interest in this proposal No. 1 as a result of their ownership of shares of stock of the Company, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, the Company does not believe that its officers or directors have interests in the Par Value Reduction or Authorized Share Increase that are different from or greater than those of any other stockholder of the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REDUCE THE PAR VALUE OF THE COMPANY’S COMMON STOCK FROM $1.00 TO $0.01, TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 125,000,000 SHARES TO 2,005,000,000 SHARES, OF WHICH 5,000,000 SHARES SHALL BE PREFERRED STOCK AND 2,000,000,000 SHARES SHALL BE COMMON STOCK

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION

General. A copy of the form of the Certificate of Amendment to the Company’s Certificate of Incorporation to effect the amendments contemplated by proposal No. 2 is set forth on Appendix B hereto. The Company’s current Certificate of Incorporation, as amended, is incorporated herein by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 2002, File No. 000-12255, Exhibit 4.2 to the Registration Statement on Form S-8, filed on December 23, 2003, File No. 333-111499, and Exhibit 3.1 to the Current Report on Form 8-K, filed on January 3, 2006, File No. 000-12255. Upon the effectiveness of the filing of this Certificate of Amendment to the Company’s Certificate of Incorporation the following changes would take place:

•

a reverse stock split of the Company’s common stock to combine the shares of the Company’s common stock at a ratio that will be determined by the Board and that will be within a range of one-for-five (1:5) to one-for-25 (1:25) following the effectiveness of the Par Value Reduction and the Authorized Share Increase; and

•	following the effectiveness of the Reverse Stock Split, the number of authorized shares of the Company’s common stock would be reduced by the reverse stock split ratio.

If the Company receives the required stockholder approval of proposal No. 2, the Board will have the sole authority to elect, at any time prior to the first anniversary of the Special Meeting: (1) whether or not to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split and Authorized Share Reduction, and (2) if so, the number of whole shares of the Company’s common stock between and including five and 25 which will be combined into one share of the Company’s common stock, and the number of shares of the Company’s common stock which will be authorized by such amendment, in each or any of the combinations set forth in the following table:

Number of whole shares of the Company’s common stock which will be combined into one share of the Company’s common stock	Corresponding number of authorized shares of the Company’s common stock
5	400,000,000
6	333,333,333
7	285,714,286
8	250,000,000
9	222,222,222
10	200,000,000
11	181,818,182
12	166,666,667
13	153,846,154
14	142,857,143
15	133,333,333
16	125,000,000
17	117,647,059
18	111,111,111
19	105,263,158
20	100,000,000
21	95,238,095
22	90,909,091
23	86,956,522
24	83,333,333
25	80,000,000

If the Board elects to effect the Reverse Stock Split at any of the ratios set forth in the table above, the Board will also effect the Authorized Share Reduction to the number of authorized shares of the Company’s common stock corresponding to such reverse stock split ratio in the table above.

The Board reserves its right to abandon the Reverse Stock Split and the Authorized Share Reduction if it determines, in its sole discretion, that the Reverse Stock Split and Authorized Share Reduction are no longer in the best interests of the Company and its stockholders.

If approved by the stockholders, the Reverse Stock Split and Authorized Share Reduction will become effective upon filing the amendment with the Secretary of State of the State of Delaware. When filed, the amendment will contain the number of shares determined by the Board within the limits set forth in this proposal No. 2 to be combined into one share of common stock and the corresponding number of authorized shares of the Company’s common stock, each as set forth in the table above.

The par value of the Company’s common stock would remain unchanged at $0.01 per share following the Reverse Stock Split.

The Board’s selection of the specific reverse split ratio will be based primarily on the price level of our common stock at that time and the expected stability of that price level. We expect that the primary focus of the Board in determining the reverse split ratio will be to select a ratio that they believe is likely to result in increased marketability and liquidity of our common stock and may encourage interest and trading in our common stock. Many institutional investors and mutual funds, for example, have rules that prohibit them from buying into companies whose stock is less than $5 per share, and in some cases, $10 per share and many brokers tend to be discouraged from recommending low-priced stocks to their customers. We also believe that certain other investors are likely dissuaded from purchasing low-priced stocks. The listing requirements of the NASDAQ Global Select Market also require that our stock trade above $1 per share. The Board will also consider whether investors and certain other parties, such as our customers, would expect our stock price to be in line with other major widely held companies, including our competitors. We expect that the Board will consider the recent volatility of our common stock and will take this into account in determining a reverse split ratio, so that even if our stock price remains volatile, it would have a chance at remaining above a price at which the Board feels our stock is attractive to investors, and therefore the Board will, in consultation with its advisors, consider: the recent market prices and trading history of our common stock; the outlook for the market price of our common stock, after giving effect to the automatic conversion of the Class A Convertible Preferred Stock into common stock; and the marketability of our common stock, or common stock linked instruments, in any potential equity financing, including any that may be related to our obligation to retire approximately $45 million in principal amount of outstanding 8 1/2% Notes, and the price of our common stock following any such financing. The Board will also consider selecting a reverse split ratio that would result in a number of shares that would allow us to show meaningful changes in earnings per share on a periodic basis since, for example, if we had two billion shares outstanding, changes in earnings of less than $20 million would not visible to investors in our earnings per share calculations (since such a change would be less than $0.01 of earnings per share).

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split.

Reasons for the Reverse Stock Split and Authorized Share Reduction. The Board authorized the Reverse Stock Split with a view to increasing the per share trading price of the Company’s common stock after giving effect to the issuance of the Company’s common stock and the conversion of the Class A Convertible Preferred Stock in connection with the exchange offers. Pursuant to negotiations with advisers to the Company’s noteholders, the Company agreed that it would pursue the proposed Reverse Stock Split and Authorized Share Reduction to attempt to raise the price per share. Other reasons include:

•

Increase in Eligible Investors. A Reverse Stock Split would allow a broader range of institutions to invest in the Company’s stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing trading volume and liquidity of the Company’s common stock.

•

Increased Analyst and Broker Interest. A Reverse Stock Split could increase analyst and broker interest in the Company’s stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Company’s common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

•

Reduced Risk of NASDAQ Delisting. By potentially increasing the Company’s stock price, the reverse stock split would reduce the risk that the Company’s stock could be delisted from The NASDAQ Global Market which requires, among other things, that issuers maintain a closing bid price of at least $1.00 per share. Following the conversion of Class A Convertible Preferred Stock into the Company’s common stock, the Company expects that the price per share of its common stock would likely decline and continue to trade below $1.00. Companies traded on The NASDAQ Global Market will receive a deficiency notice from NASDAQ if their common stock has traded below the $1.00 minimum bid price for 30 consecutive business days. Following receipt of a deficiency notice, the Company expects it would have 180 calendar days to regain compliance by having its common stock trade over the $1.00 minimum bid price for at least a 10-day period. If the Company were to fail to regain compliance during such 180 day period, its common stock could be delisted from The NASDAQ Global Market. If the Company fails to comply with NASDAQ continued listing requirements for The NASDAQ Global Market, the Company may consider transferring to The NASDAQ Capital Market, which is a lower tier market, provided it meets the transfer criteria, or the Company’s common stock could be delisted and traded on the over-the-counter bulletin board network. Moving the Company’s listing to The NASDAQ Capital Market could adversely affect the liquidity of the Company’s common stock, as could having the common stock traded on the over-the-counter bulletin board network. Such alternatives are generally considered as less efficient markets and could seriously impair the liquidity of the Company’s common stock and limit the Company’s potential to raise future capital through the sale of common stock, which could materially harm its business.

Effects of the Reverse Stock Split.

Reduction of Shares Held by Individual Stockholders. After the effective date of the proposed Reverse Stock Split, each stockholder will own fewer shares of common stock. However, the proposed Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse split results in any stockholders owning a fractional share as described below. Proportionate voting rights and other rights of the holders of the Company’s common stock will not be affected by the proposed Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Stock Split. The number of stockholders of record would not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split). However, if the Reverse Stock Split is

implemented, it will increase the number of stockholders of the Company who own “odd lots” of less than 100 shares of the Company’s common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

Reduction in Total Outstanding Shares. The proposed Reverse Stock Split will reduce the total number of outstanding shares of common stock by the reverse stock split ratio determined by the Board within the limits set forth in this proposal No. 2.

Change in Number and Exercise Price of Employee and Director Equity Awards. The proposed Reverse Stock Split will reduce the number of shares of common stock available for issuance under the Company’s employee and director equity plans, including the Second Union Option Plan and the Equity Plan, in proportion to the reverse stock split ratio determined by the Board within the limits set forth in this proposal No. 2. Under the terms of the Company’s outstanding equity awards, the Reverse Stock Split would cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the exchange ratio of the Reverse Stock Split and would cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares authorized for future issuance under the Company’s equity plans will also be proportionately reduced. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Regulatory Effects. The Company’s common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the common stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the Securities and Exchange Commission. If the proposed Reverse Stock Split is implemented, the Company’s common stock will continue to trade on The NASDAQ Global Market under the symbol “YRCW” (although NASDAQ would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

The Proposed Reverse Stock Split May Not Increase the Company’s Stock Price over the Long-Term, Which Would Prevent the Company From Realizing Some of the Anticipated Benefits of the Reverse Stock Split. The Board expects that a Reverse Stock Split of the Company’s common stock will increase the market price of the common stock so that the Company is able to maintain compliance with the NASDAQ minimum bid price listing standard. However, the effect of a reverse stock split upon the market price of the Company’s common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the Company’s common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Stock Split, and there can be no assurance that the market price per share of the Company’s common stock after the Reverse Stock Split will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of the Company’s common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s future performance. In addition, although it currently satisfies all other current standards for continued listing on the NASDAQ Global Market, there can be no assurance that the Company will not be delisted due to a failure to meet other continued listing requirements, even if the market price per share of the Company’s common stock after the Reverse Stock Split remains in excess of $1.00.

The Proposed Reverse Stock Split May Decrease the Liquidity of the Company’s Stock. The liquidity of the Company’s common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split.

Board Discretion to Implement the Reverse Stock Split. If the Reverse Stock Split is approved by the Company’s stockholders, it will be effected, if at all, only upon a determination by the Board that a Reverse Stock Split is in the best interests of the Company and its stockholders at the time of such determination.

Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board may, in its sole discretion, abandon the proposed amendment to the certificate of incorporation and determine not to effect the Reverse Stock Split as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board does not implement the Reverse Stock Split prior to the one year anniversary of the Special Meeting, stockholder approval would be required again prior to implementing any Reverse Stock Split.

Amendment Effective Time. The effective date of the Reverse Stock Split and the Authorized Share Reduction will be the date on which the Certificate of Amendment to the Company’s Certificate of Incorporation to effect the amendments contemplated by proposal No. 2 is accepted and recorded by the Delaware Secretary of State (subject to any specific future time of effectiveness stated therein) in accordance with Section 103 of the DGCL. It is expected that prior to the date of the Special Meeting, the Company will set a date for the filing of this Certificate of Amendment to be filed the next business day after the Special Meeting, assuming the stockholders approve proposal No. 2. However, the exact timing of the filing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. If the amendment to effect the Reverse Stock Split and the Authorized Share Reduction is filed the same day as the amendment to effect the Par Value Reduction and Authorized Share Increase, the certificate of amendment will provide that the Split Effective Time will occur following the effectiveness of the Par Value Reduction and the Authorized Share Increase. Except as explained below with respect to fractional shares, on the effective date of the amendment to effect the Reverse Stock Split, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this proposal No. 2.

Required Vote. Approval of the proposal No. 2 requires the affirmative vote, either in person or by proxy, of (1) a majority of the votes entitled to be cast by the holders the Company’s outstanding common stock and Class A Convertible Preferred Stock voting together as a single class (with the holders of common stock entitled to one vote per share and the holders of Class A Convertible Preferred Stock entitled to 220.28 votes per share), and (2) the holders of a majority of the Company’s common stock outstanding and entitled to vote on the matter, voting as a separate class.

Abstentions and broker “non-votes” will have the same effect as voting “AGAINST” the adoption of the proposal No. 2 because the required vote is based on the number of shares outstanding rather than the number of votes cast.

Stockholders’ Equity. Following the effectiveness of the amendment to the Company’s Certificate of Incorporation, the stated capital on the Company’s balance sheet and the additional paid-in capital account, in each case, attributable to the common stock, will be adjusted to reflect the Reverse Stock Split. The par value per share of the Company’s common stock will remain unchanged at $0.01 per share after the Reverse Stock Split, assuming the stockholders approve proposal No. 1. As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company’s consolidated balance sheet attributable to common stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of the Company’s common stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Interests of Certain Persons in the Proposal. Certain of the Company’s officers and directors have an interest in this proposal No. 2 as a result of their ownership of shares of stock of the Company, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, the Company does not believe that its officers or directors have interests in the Reverse Stock Split or Authorized Share Reduction that are different from or greater than those of any other stockholder of the Company.

Fractional Shares. The Company does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Stockholders, who own the Company’s common stock prior to the Split Effective Time and who otherwise would hold fractional shares because the number of shares of common stock they held before the Reverse Stock Split would not be evenly divisible based on the Reverse Stock Split ratio will be entitled to a cash payment (without interest or deduction) in respect of such fractional shares. To avoid the existence of fractional shares of the Company’s common stock, shares that would otherwise result in fractional shares from the application of the Reverse Stock Split will be collected and pooled by the Company’s transfer agent and sold in the open market and the proceeds will be allocated to the stockholders’ respective accounts pro rata in lieu of fractional shares. The Company will not receive any proceeds from any such sales. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s selling in the open market shares that otherwise be entitled to fractional shares.

Escheat Laws. Stockholders should be aware that, under the escheat laws of various jurisdictions, any amounts due for fractional interests and shares resulting from the Reverse Stock Split that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or Computershare Trust Company, N.A., the Company’s transfer agent, concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions (described below), will have to seek to obtain such funds directly from the state to which they were paid.

Exchange of Stock Certificates. If the Reverse Stock Split is effected, stockholders holding certificated shares will be required to exchange their stock certificates for the appropriate number of shares held electronically in book entry form (“Book Entry Shares”) resulting from the Reverse Stock Split. This means that, instead of receiving a new stock certificate, stockholders holding certificated shares prior to the effective time of the Reverse Stock Split will receive a statement of holding indicating the number of Book Entry Shares held by them after giving effect to the Reverse Stock Split. Stockholders of record on the effective date of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by Computershare Trust Company, N.A. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Split Effective Time, the transfer agent will send a letter of transmittal to each stockholder advising such holder of the procedure for surrendering certificates representing the number of shares of the Company’s common stock prior to the Reverse Stock Split (“Old Stock Certificates”) in exchange for Book Entry Shares representing the number of shares of the Company’s common stock resulting from the Reverse Stock Split.

You should not send your Old Stock Certificates now. You should send them only after you receive the letter of transmittal from the Company’s transfer agent.

As soon as practicable after the surrender to the transfer agent of any Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Stock Certificate had been issued Book Entry Shares registered in the name of such person. Any Old Stock Certificate bearing a restrictive legend will be exchanged for a new physical stock certificate bearing the same legend, if any, restricting the transfer of such shares that were borne by the surrendered Old Stock Certificates held prior to the Reverse Stock Split.

Until surrendered as contemplated herein, each Old Stock Certificate shall be deemed at and after the effective time of the Reverse Stock Split to represent the number of full shares of the Company’s common stock resulting from the Reverse Stock Split. Until they have surrendered their Old Stock Certificates for exchange, stockholders will not be entitled to receive any dividends or other distributions, if any, that may be declared and payable to holders of record.

Any stockholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to Book Entry Shares only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

If any Book Entry Shares are to be issued in a name other than that in which the Old Stock Certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to the Company any applicable transfer taxes or establish to the Company’s satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer. In all other cases, no service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Stock Certificate.

Stockholders who hold only uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent and, for beneficial owners, by their brokers or banks which hold in “street name” for their benefit, as the case may be to give effect to the Reverse Stock Split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split.

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to the Company and to holders of the Company’s common stock that hold such stock as a capital asset for U.S. federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons and does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, holders that are partnerships or other pass-through entities for U.S. federal income tax purposes, holders whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, holders subject to the alternative minimum tax, holders who hold the Company’s common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the Company’s common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The Company has not sought, and will not seek, a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split. The following summary does not address the tax consequences of the Reverse Stock Split under foreign, state, or local tax laws. Accordingly, each holder of the Company’s common stock should consult his, her or its tax advisor with respect to the particular tax consequences of the Reverse Stock Split to such holder.

IRS Circular 230 Disclosure: To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, we inform you that any tax advice contained in this proxy statement was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax-related penalties under the U.S. Internal Revenue Code. The tax advice contained in this proxy statement was written to support the promotion or marketing of the transactions and matters addressed by the proxy statement. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

The U.S. federal income tax consequences for a holder of the Company’s common stock and for the Company pursuant to the Reverse Stock Split will be as follows:

•	the holder should not recognize any gain or loss for U.S. federal income tax purposes (except with respect to cash, if any, received in lieu of a fractional share of common stock);

•

the holder’s aggregate tax basis in the common stock received pursuant to the Reverse Stock Split, including any fractional share of the common stock not actually received, should be equal to the aggregate tax basis of such holder’s common stock surrendered in exchange therefor;

•

the holder’s holding period for the common stock received pursuant to the Reverse Stock Split, including any fractional share of the common stock not actually received, should include such holder’s holding period for the common stock surrendered in exchange therefor;

•

cash payments received by the holder for a fractional share of common stock generally should be treated as if such fractional share had been issued pursuant to the Reverse Stock Split and then sold by such holder, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder’s tax basis in such fractional share;

•	any such capital gain or loss should be treated as a long-term or short-term capital gain or loss based on such holder’s holding period in such fractional share; and

•	we should not recognize gain or loss solely as a result of the Reverse Stock Split.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECTUATE THE REVERSE STOCK SPLIT AND PROPORTIONATELY REDUCE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK.

PROPOSAL NO. 3

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

Adjournment. If it becomes necessary to establish a quorum or to obtain additional votes in favor of proposal No. 1 or No. 2, a motion may be made to adjourn the Special Meeting to a later time to permit further solicitation of proxies. If such a motion to adjourn is made, it will require that more votes of the Company’s shares are cast in favor of the proposal than votes of its shares that are cast against the proposal, even if a quorum is not present or represented at the Special Meeting.

Vote Required. Proposal No. 3 requires that more votes of the Company’s shares are cast in favor of the proposal than votes of its shares that are cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of proposal No. 3.

THE BOARD URGES YOU TO VOTE “FOR” THIS PROPOSAL NO. 3 TO ADJOURN THE SPECIAL MEETING IF IT BECOMES NECESSARY TO ESTABLISH A QUORUM OR SOLICIT ADDITIONAL VOTES IN FAVOR OF PROPOSALS NO. 1 OR NO. 2.

OTHER MATTERS

The Board does not intend to bring any other business before the Special Meeting and it is not aware that anyone else intends to do so. If any other business matters are properly brought before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Proxy Statement includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. The Company’s actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described elsewhere in this Proxy Statement and in the documents incorporated by reference herein. All forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Proxy Statement.

Forward-looking statements regarding future events and the Company’s future performance, including the expected completion and timing of the restructuring and other information relating thereto, involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, without limitation, the following items:

•	failure to obtain stockholder approval of the amendments to the Company’s Certificate of Incorporation necessary to effect proposals No. 1 and/or No. 2;

•	the volatility of the Company’s stock price and possible delisting of the Company’s common stock from the NASDAQ Global Select Market;

•	income tax liability as a result of the exchange offers;

•	increases in pension expense and funding obligations, including obligations to pay surcharges;

•	continued economic downturn, downturns in the Company’s customers’ business cycles and changes in their business practices;

•	competitor pricing activity;

•	the effect of any deterioration in the Company’s relationship with its employees;

•	self-insurance and claims expenses exceeding historical levels;

•	adverse changes in equity and debt markets and the Company’s ability to raise capital;

•	adverse changes in the regulatory environment;

•	effects of anti-terrorism measures on the Company’s business;

•	adverse legal proceeding or Internal Revenue Service audit outcomes;

•	failure to obtain projected benefits and cost savings from operational and performance initiatives;

•	covenants and other restrictions in the Company’s credit and other financing arrangements; and

•	the other risk factors that are from time to time included in the Company’s reports filed with the SEC.

In addition, the Company’s operations involve risks and uncertainties, many of which are outside the Company’s control, and any one of which, or a combination of which, could materially affect the results of the Company’s operations and whether the forward-looking statements ultimately prove to be correct. These include (without limitation), inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

Many of the factors set forth above are described in greater detail in the Company’s filings with the SEC. All forward-looking statements included in this Proxy Statement are expressly qualified in their entirety by the foregoing cautionary statements. Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. All future written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the previous statements. Except as may be required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management and Directors

Shares of Company common stock that directors and executive officers of the Company owned as of December 31, 2009 include:

•	shares in which they may be deemed to have a beneficial interest;

•	shares credited to individual accounts in the Company’s 401(k) plan;

•	restricted share units subject to the Company’s 2004 Long Term Incentive and Equity Award Plan; and

•	shares subject to options that are exercisable on or prior to March 1, 2010.

All of the executive officers and directors have sole voting and dispositive power with respect to the shares of common stock reported below, and none of the shares reported below is pledged as security by any executive officer or director. See footnote (2) below regarding adjusted ownership amounts and percentages due to unvested restricted share units.

Name	Shares of Common Stock Owned as of 12/31/09(1)		Shares that Person has Right to Acquire On or Prior to 03/01/10	Total Beneficial Ownership	Percent of Class	Unvested Shares Units(2)	Adjusted Total Beneficial Ownership	Adjusted Percent of Class
Michael T. Byrnes	11,608		0	11,608	*	26,944	38,552	*
Cassandra C. Carr	40,812	(3)	0	40,812	*	27,119	67,931	*
Howard M. Dean	18,278	(3)	0	18,278	*	27,119	45,397	*
Dennis E. Foster	27,344		0	27,344	*	27,119	54,463	*
Phillip J. Meek	33,237	(3)	0	33,237	*	27,119	60,356	*
Mark A. Schulz	11,397		0	11,397	*	26,944	38,341	*
William L. Trubeck	36,611		0	36,611	*	27,119	63,730	*
Carl W. Vogt	39,232	(3)	0	39,232	*	27,119	66,351	*
William D. Zollars	370,848	(4)(5)	40,700	411,548	*	177,365	588,913	*
Timothy A. Wicks	58,275	(5)	0	58,275	*	75,000	133,275	*
Michael J. Smid	99,411	(5)	45,189	144,600	*	39,205	183,805	*
Daniel J. Churay	41,542	(5)	5,587	47,129	*	23,156	70,285	*
Sheila K. Taylor	272		1,120	1,392	*	1,260	2,652	*
James G. Kissinger	30,605	(5)	2,666	33,271	*	0	33,271	*
Paul F. Liljegren	2,164		1,544	3,708	*	2,443	6,151	*
All Directors and Executive Officers as a Group (18 persons)	913,808	(5)	101,627	1,015,435	1.05%	550,897	1,566,332	1.61%

*	Indicates less than 1% ownership. The percentages in the Percent of Class and Adjusted Percent of Class columns are based on 96,682,724 outstanding shares of common stock on December 31, 2009, which number includes the 36,504,043 shares of common stock issued on December 31, 2009, but does not include the shares of Class A Convertible Preferred Stock issued on December 31, 2009, which may be converted into shares of common stock if certain conditions are satisfied, as described above under the heading “Restructuring Background—The Class A Convertible Preferred Stock.”

(1)	Direct ownership except for shares held in the YRC Worldwide Inc. 401(k) Plan as follows: Mr. Zollars 631 shares; Mr. Smid 1,274 shares; Mr. Churay 321; Ms. Taylor 148 shares; Mr. Kissinger 448 shares and Mr. Liljegren 607 shares.

(2)	The Company has granted rights to receive shares of the Company’s common stock called restricted share units under its Long Term Incentive Plan, its Executive Share Program and its Director Compensation Plan. The restricted share units are subject to time vesting requirements. See Director Compensation, Compensation Discussion and Analysis—Summary of Compensation Components—Long Term Incentives and Executive Compensation—Outstanding Equity Awards at Fiscal Year End of the Company’s Proxy Statement incorporated by reference therein that the Company filed with the SEC on April 1, 2009. The unvested restricted share units are not included under the “Shares of Common Stock Owned as of 12/31/2009” column and, except for restricted share units that vest on or prior to March 1, 2010 and are deemed to be beneficially owned, are not included in the “Shares that Person has Right to Acquire On or Prior to March 1, 2010,” “Total Beneficial Ownership” and “Percent of Class” columns. However, to provide complete information regarding each of the Company’s directors’ and executive officers’ equity ownership in the Company, the restricted share units that vest after March 1, 2010 are included in the “Unvested Share Units”, “Adjusted Total Beneficial Ownership” and “Adjusted Percent of Class” columns above.

(3)	Ms. Carr and Messrs. Dean, Meek and Vogt have deferred shares pursuant to the Company’s Director Compensation Plan until they cease to be a director of the Company. The deferred shares are as follows:

Name of Director	Number of Deferred Shares
Cassandra C. Carr	28,531
Howard M. Dean	1,217
Phillip J. Meek	2,872
Carl W. Vogt	3,208

(4)	Includes 32,330 shares of restricted stock awarded to Mr. Zollars in January 2006 pursuant to his employment agreement incorporated by reference in the proxy statement that the Company filed with the SEC on April 1, 2009. For a discussion of the provisions of Mr. Zollars’ employment agreement, see the heading “Executive Compensation—Executive Agreement—William D. Zollars’ Employment Agreement” from that proxy statement.

(5)	Under the Company’s 2009 long-term incentive plan, participating executive officers, including Messrs. Zollars, Wicks, Smid, Churay and Kissinger have received awards of restricted stock that will vest, in each case, on the third anniversary of the date of grant upon the achievement of performance goals measured by the share price appreciation of the Company’s common stock and the Company’s achievement of certain financial targets. The restricted stock awards are as follows:

Name of Executive Officer	Number of Deferred Shares
William D. Zollers	259,740
Timothy A. Wicks	58,275
Michael J. Smid	87,413
Daniel J. Churay	38,462
James G. Kissinger	30,157
Other Executive Officers	88,911

Security Ownership of Certain Beneficial Owners

As of December 31, 2009, the persons known to the Company to be beneficial owners of more than five percent of its outstanding shares of common stock, the number of shares beneficially that they owned, and the percent of outstanding common stock so owned were:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Barclays Global Investors, NA 400 Howard Street San Francisco, CA 94105	5,400,783	5.6%

(1)	According to the latest Schedule 13G filings made with the SEC prior to the December 31, 2009, the beneficial owners had the following voting and dispositive powers with respect to the shares: Barclays Global Investors, NA—sole voting power (4,647,784) and sole dispositive power (5,400,783). This may not include the beneficial ownership of shares of common stock or Class A Convertible Preferred Stock issued in the exchange offers since, as of the date of this Proxy Statement, there have not been any Schedule 13D or 13G filings by the Company’s stockholders since the completion of the exchange offers reflecting a change in beneficial ownership or beneficial ownership of greater than five percent of the Company’s common stock.

(2)	Based on 96,682,724 outstanding shares of common stock on December 31, 2009, which number includes the 36,504,043 shares of common stock issued on December 31, 2009, but does not include the shares of Class A Convertible Preferred Stock issued on December 31, 2009, which may be converted into shares of common stock if certain conditions are satisfied, as described above under the heading “Restructuring Background—The Class A Convertible Preferred Stock.”

COST OF THIS PROXY STATEMENT

The entire cost of furnishing this Proxy Statement will be borne by us. The Company has retained Morrow & Co., LLC (the “Soliciting Agent”) to assist with the solicitation of proxies for an estimated fee of $10,000 plus reasonable out-of-pocket expenses. The Company must pay brokerage firms and other persons representing beneficial owners of shares held in street name their reasonable out-of-pocket expenses incurred in connection with sending the proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD

Stockholder Proposals. SEC rules provide that the Company must receive stockholders’ proposals intended to be presented at Special Meeting a reasonable time before it begins to print and send the Proxy Statement to be eligible for inclusion in the proxy materials relating to the Special Meeting. SEC rules provide that the Company must receive stockholders’ proposals intended to be presented at the 2010 Annual Meeting by December 2, 2009 to be eligible for inclusion in the proxy materials relating to that meeting. Stockholder proposals should be submitted in writing to the Company’s Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Stockholder proposals that are proposed to be brought before the Special Meeting and that the Company does not receive by the deadline described in the first sentence of this paragraph will be considered not properly brought before that meeting, and will be out of order. Stockholder proposals that are proposed to be brought before the 2010 Annual Meeting and that the Company did not receive by the deadline described in the second sentence of this paragraph will be considered not properly brought before that meeting, and will be out of order, unless the Company receives notice of the stockholder proposal not less than 60 days nor more than 90 days prior to the date of the 2010 Annual Meeting, in accordance with the Company’s Bylaws. If, however, the Company gives less than 70 days notice of the date of the 2010 Annual Meeting, then, to be timely, the Company must receive notice of a stockholder proposal by the 10th day following the day that the Company mails notice of, or publicly disclose, the date of the 2010 Annual Meeting. The Company may use its discretionary authority to preclude any stockholder proposal received after the deadlines set forth in this paragraph from presentment at the Special Meeting or 2010 Annual Meeting, as applicable.

Stockholder Director Nominee Proposals. Stockholders who wish to recommend qualified candidates to stand for election to the Board may write to the Company’s Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Each stockholder recommendation must set forth the following information about the candidate:

•	name, age, business address and, if known, residence address;

•	principal occupation or employment; and

•	number of shares of the Company’s common stock beneficially owned.

To be considered at the 2010 Annual Meeting, you must mail or deliver a recommendation to the Company not less than 14 days or more than 50 days prior to the date of the 2010 Annual Meeting. If, however, the Company gives less than 21 days notice of the date of the 2010 Annual Meeting, you must mail or deliver a recommendation by the seventh day following the day that the Company mails notice of the date of the 2010 Annual Meeting. The Governance Committee of the Board will consider the suggestions. The Governance Committee uses criteria to consider any candidate for director nominees, including nominees that stockholders submit. These criteria are set forth under the caption Structure and Functioning of the Board in the Company’s Proxy Statement filed with the SEC on April 1, 2009 in the subsection that discusses the Governance Committee which is incorporated by reference.

Stockholder Communications with the Board. The Company encourages any stockholder who desires to communicate with the Board with respect to the stockholder’s views and concerns to do so by writing to the Secretary of the Company, who shall assure that the Chairman of the Governance Committee receives the correspondence. The address of the Company’s Secretary is YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. To obtain a separate copy of this Proxy Statement, contact the Company’s Corporate Secretary at 913-696-6100 or by mail at 10990 Roe Avenue, Overland Park, Kansas, 66211. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or, if you are a record holder, you may contact the Company’s stock transfer agent, Computershare Trust Company, N.A., by telephone at 800-884-4225.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, the Company has filed with the SEC various communications related to the exchange offers and its restructuring efforts pursuant to Rule 425 under the Securities Act of 1933, as amended. The Company strongly encourages you to read the relevant communications related to the exchange offers that have been filed with the SEC. You may read or copy any document the Company files at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov from which you may obtain copies of reports, proxy statements, communications related to the exchange offers and other information regarding registrants that file electronically, including us. The Company is not incorporating the contents of the SEC website into this Proxy Statement.

The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol “YRCW.”

The Company’s SEC filings are also available to the public on its website at www.yrcw.com. Information contained on the Company’s internet website is not a part of this Proxy Statement.

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information that the Company files with them, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Proxy Statement, and information that the Company files later with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents listed below and any future reports filed with the SEC by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the earlier of the completion or termination of the exchange offers, and such documents form an integral part of this Proxy Statement:

•

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including the applicable sections of the Company’s Notice of Annual Meeting and Proxy Statement incorporated by reference therein that was filed with the SEC on April 1, 2009).

•	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009.

•

The Company’s Current Reports on Form 8-K filed with the SEC in 2009 on the following dates: January 6, 14, 22 and 30; February 13 and 20; March 11; April 3 and 20; May 14 and 15; June 2 and 18; July 14 and July 31; August 26 and August 31; September 28; October 9, 16 and 30; November 2, 9, 10, 17 and 25; December 8, 9, 16, 22, 23, 24, 29 and 30, and in 2010 on the following date: January 7.

•

The description of the Company’s common stock, $1.00 par value per share, contained in the Company’s Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act, Commission File No. 0-12255.

•

The description of the Company’s preferred stock, $1.00 par value per share, contained in the Registration Statement on Form S-4 filed with the SEC on November 9, 2009, as amended (Registration No. 333-162981).

•

The Company’s Certificate of Designations, filed as Exhibit 4.6 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed with the SEC on November 24, 2009, as amended (Registration No. 333-162981).

The Company will provide, without charge, to each person to whom a copy of this Proxy Statement has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Corporate Secretary

YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

APPENDIX A

Certificate of Amendment to Certificate of Incorporation for Proposal No. 1

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

YRC WORLDWIDE INC.

Pursuant to Section 242 of

the General Corporation Law of the

State of Delaware

YRC WORLDWIDE INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST: The first sentence of Article FOURTH of the Certificate of Incorporation of the Company is hereby amended to read in its entirety as follows:

The total authorized capital stock of the Corporation is as follows: 2,005,000,000 shares, of which 5,000,000 shares shall be Preferred Stock, $1.00 par value (“Preferred Stock”) and 2,000,000,000 shares shall be Common Stock, $0.01 par value (“Common Stock”).

Each share of common stock issued as of the effective time of this Certificate of Amendment with a par value of One Dollar ($1.00) per share, shall, on the effective date of this Certificate of Amendment, be reclassified into one share of common stock with a par value of One Cent ($0.01) per share.

SECOND: This Certificate of Amendment was adopted by the approval of the stockholders of the Company at a special meeting of the stockholders held February 17, 2010 in accordance with the provisions of Sections 211 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be duly executed this      day of     , 2010.

YRC WORLDWIDE INC.

By:
Name:
Title:

A-1

APPENDIX B

Certificate of Amendment to Certificate of Incorporation for Proposal No. 2

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

YRC WORLDWIDE INC.

Pursuant to Section 242 of

the General Corporation Law of the

State of Delaware

YRC WORLDWIDE INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST: Each                      shares of the Common Stock issued and outstanding on the effective date of this Certificate of Amendment shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any action by the holder thereof, subject to the treatment of fractional interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock in connection with the Reverse Stock Split shall, with respect to such fractional interest, be entitled to receive cash, without interest, in lieu of fractional shares of Common Stock. Each certificate that prior to such combination represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined.

SECOND: The first sentence of Article FOURTH of the Certificate of Incorporation of the Company is hereby amended to read in its entirety as follows:

The total authorized capital stock of the Corporation is as follows:     ,000,000 shares, of which 5,000,000 shares shall be Preferred Stock, $1.00 par value (“Preferred Stock”) and     ,000,000 shares shall be Common Stock, $0.01 par value (“Common Stock”).

THIRD: This Certificate of Amendment was adopted by the approval of the stockholders of the Company at a special meeting of the stockholders held February 17, 2010 in accordance with the provisions of Sections 211 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be duly executed this      day of     , 2010.

YRC WORLDWIDE INC.

By:
Name:
Title:

B-1

P.O. BOX 7563 OVERLAND PARK, KS 66207

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	YRCWW1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

YRC WORLDWIDE INC. All matters are proposed by YRC Worldwide Inc.

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

1. The approval of the amendment to the Certificate of Incorporation of YRC Worldwide Inc. to effect a par value reduction and authorized share increase of YRC Worldwide Inc.’s common stock.				☐	☐	☐

2. The approval of the amendment to the Certificate of Incorporation of YRC Worldwide Inc. to effect a reverse stock split and authorized share reduction of YRC Worldwide Inc.’s common stock.				☐	☐	☐

3. Approval of possible adjournment of the Special Meeting to solicit additional proxies for. proposals No. 1 and 2				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting. ☐		☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date		SIGNATURE (JOINT OWNERS)	Date

Website available 24 hours a day, 7 days a week

ELECTRONIC DELIVERY

Reduce paper mailed to your home and help lower YRC Worldwide Inc.’s printing and postage costs!

YRC Worldwide Inc. is pleased to offer the convenience of viewing Proxy Statements, Annual Reports to Stockholders and related materials on-line. With your consent, we can stop sending paper copies of these documents beginning next year and until you notify us otherwise.

To participate, follow the easy directions on the right. You will receive notification when the materials are available for review.

ACT NOW...IT’S FAST & EASY

Just follow these 4 easy steps:

Œ     Log onto the Internet at www.icsdelivery.com

     Enter the Social Security or Tax I.D. Number (as printed on the check or statement)

Ž      Enter your e-mail address

     Enter a PIN number of your choice which will be used for electronic voting

Reminder: Electronic Voting is also available.

You may vote these shares by telephone or over the Internet.

Voting electronically is quick, easy, and also saves the company money.

Just follow the instructions on your Proxy Card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on February 17, 2010:

The Notice and Proxy Statement are available at www.proxyvote.com.

— — — — — — —  —  —  — — — —  — — —  —  — — — —  — —  — — —  — — —  — —  — — —  — — —  — — —

YRCWW2

YRC WORLDWIDE INC. PROXY SPECIAL MEETING OF STOCKHOLDERS, FEBRUARY 17, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints WILLIAM D. ZOLLARS, DANIEL J. CHURAY, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of common stock and preferred stock of YRC Worldwide Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Special Meeting of Stockholders of YRC Worldwide Inc., to be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas, on February 17, 2010 at 10:00 a.m., Central time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof.

If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof, the majority of the Proxies present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on the other side)